EXHIBIT 99(b)



                          FORM 11-K INFORMATION FOR THE

               360 COMMUNICATIONS COMPANY RETIREMENT SAVINGS PLAN

                   AS OF AUGUST 1, 1999 AND DECEMBER 31, 1998

              AND FOR THE PERIOD JANUARY 1, 1999 TO AUGUST 1, 1999

                              REQUIRED INFORMATION



         The 360 Communications Company Retirement Savings Plan (the "Plan") is subject to the Employee Retirement Income Security Act of 1974.

         Item 4. In lieu of the requirements of Items 1, 2 and 3 of Form 11-K, the following financial statements of the Plan are being filed as Exhibit 99(b) to this Report:

         1.   Report of Independent Public Accountants

         2. Statements of Net Assets Available for Benefits with Fund Information as of August 1, 1999 and December 31, 1998

         3. Statement of Changes in Net Assets Available for Benefits with Fund Information for the period January 1, 1999 to August 1, 1999

         4. Notes to Financial Statements and Supplemental Schedules as of August 1, 1999 and December 31, 1998

         5. Schedule of Reportable Transactions for the period January 1, 1999 to August 1, 1999

         The Consent of Independent Public Accountants to the inclusion of the foregoing financial statements herein are being filed as Exhibit 23(a) to this Report.

                           360 COMMUNICATIONS COMPANY

                             RETIREMENT SAVINGS PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
          As of August 1, 1999 and December 31, 1998 and for the period
                        January 1, 1999 to August 1, 1999


                         TOGETHER WITH AUDITORS' REPORT

                           360 COMMUNICATIONS COMPANY

                            RETIREMENT SAVINGS PLAN

                 Financial Statements and Supplemental Schedule

                 As of August 1, 1999 and December 31, 1998 and
                  for the period January 1, 1999 to August 1, 1999



                                    Contents

Report of Independent Public Accountants                                     1

Financial Statements:

     Statements of Net Assets Available for Benefits with
       Fund Information as of August 1, 1999 and December 31, 1998           2-3

     Statement of Changes in Net Assets Available for Benefits with
       Fund Information for the period January 1, 1999 to August 1, 1999     4

     Notes to Financial Statements and Supplemental Schedule                 5-9

Supplemental Schedule:

       Schedule I Line 27d - Schedule of Reportable Transactions
       for the period January 1, 1999 to August 1, 1999                      10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


         To the Participants and Administrative Committee of the 360 Communications Company Retirement Savings Plan:

         We have audited the accompanying statements of net assets available for benefits with fund information of the 360 Communications Company Retirement Savings Plan (the "Plan") as of August 1, 1999 and
         December 31, 1998, and the related statement of changes in net assets available for benefits with fund information for the period January 1, 1999 to August 1, 1999. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of August 1, 1999 and December 31, 1998, and the changes in net assets available for benefits with fund information for the period January 1, 1999 to August 1, 1999, in conformity with generally accepted accounting principles.

         Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of reportable transactions is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The Fund Information in the statement of net assets available for benefits with fund information and the statement of changes in net assets available for benefits with fund information is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and Fund Information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

         As further discussed in Note 1 to the financial statements, the Board of Directors of ALLTEL Corporation, the Plan's sponsor, voted on July 22, 1999 to merge the Plan into the ALLTEL Corporation Thrift Plan effective August 1, 1999.


         Little Rock, Arkansas,
           November 19, 1999.

               360 Communications Company Retirement Savings Plan
      Statement of Net Assets Available For Benefits With Fund Information
                              As of August 1, 1999
                                 (In thousands)


                                            ALLTEL            PIMCO
                                          Corporation      Total Return
                                            Common          Investment
                             Total        Stock Fund(1)       Fund
                            ------        -------------    ------------
Assets:
Cash                        $    -          $     -

Receivables:
    Due from broker              -                -
    Income                       -
                            ------          -------          ------
Total receivables                -                -
                            ------          -------          ------

Investments, at
  fair value:
    ALLTEL Corporation
    common stock                 -                -

    Mutual funds                 -                -          $    -

    Participant loans            -
                            ------          -------          ------
Total investments                -                -               -
                            ------          -------          ------
Total assets                     -                -               -
                            ------          -------          ------

Liabilities:
    Due to broker                -
    Accrued expenses             -
                            ------          -------          ------
Total liabilities                -                -
                            ------          -------          ------
Net Assets Available
for Benefits                $    -          $     -          $    -
                            ======          =======          ======

     See Note 1 to the Financial Statements and Supplemental Schedules for information related to the merger.

         The accompanying notes are an integral part of this statement.

                                                360 Communications Company Retirement Savings Plan
                                    Statement of Net Assets Available For Benefits With Fund Information - continued
                                                           As of August 1, 1999
                                                               (In thousands)


                                                                      Fidelity Investments
                        -----------------------------------------------------------------------------------------------
                         Equity               Over the            Managed
                         Income    Magellan   Counter   Overseas  Income    Freedom  Freedom  Freedom  Freedom  Freedom  Participant
                          Fund       Fund      Fund       Fund     Fund     Income    2000     2010     2020      2030      Loans

                         -------   --------   --------  --------  -------   -------  -------  -------  -------  -------  -----------
Assets:
Cash

Receivables:
    Due from broker
    Income
                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----
Total receivables
                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----

Investments, at
fair value:
    ALLTEL Corporation
    common stock

    Mutual funds            $  -       $  -       $  -      $  -     $  -      $  -     $  -     $  -     $  -     $  -

    Participant loans          -                                                                                                $  -
                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----
Total investments              -          -          -         -        -         -        -        -        -        -            -

                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----
Total assets                   -          -          -         -        -         -        -        -        -        -            -
                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----

Liabilities:
    Due to broker              -
    Accrued expenses           -
                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----
Total liabilities              -          -
                            ----       ----       ----      ----     ----      ----     ----     ----     ----     ----         ----

Net Assets Available
   for Benefits             $  -       $  -       $  -      $  -     $  -      $  -     $  -     $  -     $  -     $  -         $  -
                            ====       ====       ====      ====     ====      ====     ====     ====     ====     ====         ====


               360 Communications Company Retirement Savings Plan
      Statement of Net Assets Available For Benefits With Fund Information
                             As of December 31, 1998
                                 (In thousands)


                                            ALLTEL            PIMCO
                                          Corporation      Total Return
                                            Common          Investment
                             Total        Stock Fund(1)       Fund
                            -------       -------------    ------------
Assets:
Cash                        $   851         $   851

Receivables:
    Due from broker             471             471
    Income                      132             132
                            -------         -------          ------
Total receivables               603             603
                            -------         -------          ------

Investments, at
  fair value:
    ALLTEL Corporation
    common stock             25,420          25,420

    Mutual funds             68,805                          $4,192

    Participant loans         4,217
                            -------         -------          ------
Total investments            98,442          25,420           4,192

                            -------         -------          ------

Total assets                 99,896          26,874           4,192
                            -------         -------          ------


Liabilities:
    Due to broker               205             205
    Accrued expenses              9               9
                            -------         -------          ------
                            -------         -------          ------
Total liabilities               214             214
                            -------         -------          ------

Net Assets Available
for Benefits$               $99,682         $26,660          $4,192
                            =======         =======          ======

     See Note 1 to the Financial Statements and Supplemental Schedules for information related to the merger.

         The accompanying notes are an integral part of this statement.

                                                360 Communications Company Retirement Savings Plan
                                    Statement of Net Assets Available For Benefits With Fund Information - continued
                                                             As of December 31, 1998
                                                                 (In thousands)


                                                              Fidelity Investments
                        -----------------------------------------------------------------------------------------------
                         Equity               Over the            Managed
                         Income    Magellan   Counter   Overseas  Income    Freedom  Freedom  Freedom  Freedom  Freedom  Participant
                          Fund       Fund      Fund       Fund     Fund     Income    2000     2010     2020      2030      Loans

                         -------   --------   --------  --------  -------   -------  -------  -------  -------  -------  -----------
Assets:
Cash

Receivables:
    Due from broker
    Income
                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------
Total receivables
                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------

Investments, at
fair value:
    ALLTEL Corporation
    common stock

    Mutual funds         $17,666   $20,419    $6,773    $3,597    $13,557     $26      $243     $865     $782     $685

    Participant loans                                                                                                      $4,217
                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------
Total investments         17,666    20,419     6,773     3,597     13,557      26       243      865      782      685      4,217

                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------
Total assets              17,666    20,419     6,773     3,597     13,557      26       243      865      782      685      4,217
                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------

Liabilities:
    Due to broker
    Accrued expenses
                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------
Total liabilities
                         -------   -------    ------    ------    -------     ---      ----     ----     ----     ----     ------

Net Assets Available
   for Benefits          $17,666   $20,419    $6,773    $3,597    $13,557     $26      $243     $865     $782     $685     $4,217
                         =======   =======    ======    ======    =======     ===      ====     ====     ====     ====     ======


               360 COMMUNICATIONS COMPANY RETIREMENT SAVINGS PLAN
            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE



     1.  PLAN MERGER

     On July 1, 1998, 360 Communications Company ("360" or the "Company") completed its merger with ALLTEL Corporation ("ALLTEL") under a definitive merger agreement entered into on March 16, 1998. Under the terms of the merger agreement, 360 became a wholly-owned subsidiary of ALLTEL. In connection with the merger, each outstanding share of 360 common stock was converted into the right to receive .74 shares of ALLTEL Corporation common stock. Accordingly, the 360 Communications Company Retirement Savings Plan (the "Plan") was amended during 1998 to convert the Plan's investment in 360 common stock into ALLTEL Corporation common stock. In addition, participants in the Plan became fully vested in all allocated Company contributions as a result of the merger.

     Effective August 1, 1999, the Plan was merged with and into the ALLTEL Corporation Thrift Plan (the "ALLTEL Plan"). As a result, Plan assets of $94,512,000 were transferred to the ALLTEL Plan as of the effective date. Effective as of the merger date, the general provisions of the ALLTEL Plan will govern with respect to the interests of the Plan participants to the extent not inconsistent with any provision of the Plan that may not be eliminated under Section 411(d)(6) of the Internal Revenue Code (the "Code"). Prior to the merger, Plan benefits were as stated in Note 2. See
     Note 5 for other changes in plan provisions resulting from the merger with ALLTEL.

     2.  DESCRIPTION OF THE PLAN

     The following brief description of the Plan provides only general information. Participants should refer to the Plan document and the summary plan description for more complete information.

     General

     The Plan is a defined contribution plan established and sponsored by 360 and is intended to qualify under Section 401(a) of the Code.
     The Plan is administered by the Administrative Committee established pursuant to the Plan.

     The Plan includes a qualified cash or deferred arrangement as defined in
     Section 401(k) of the Code and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Background

     Prior to March 7, 1996, 360 was a subsidiary of Sprint Corporation ("Sprint"). On March 7, 1996, Sprint effected a tax-free spinoff of
     360 to Sprint shareholders. Concurrent with the spinoff, a new Plan was established by which identical investment funds were adopted and all account balances for the Company's associates were transferred from the Sprint Retirement Savings Plan to the Plan.

     Eligibility

     Elective deferrals made by associates to the Plan are voluntary. Individuals employed by the Company for more than one year and who are not represented by a collective bargaining unit are eligible to participate. Regular full-time employees who have attained age 35 but not yet completed one year of service are also eligible to participate in the Plan.

               360 COMMUNICATIONS COMPANY RETIREMENT SAVINGS PLAN
            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE



     2.  DESCRIPTION OF THE PLAN (continued)

     Contributions

     Participants can contribute up to 16% of their eligible pay to a pre-tax account, provided total contributions to the pre-tax account did not exceed an annual limitation of $10,000 for 1999 and 1998. The percentage that can be contributed by participants who meet the definition of a highly compensated employee as defined in the Code is periodically recomputed in order to maintain compliance with the permitted disparity provisions of the Code. The annual limitation on contributions to the pre-tax account is established under the Code. Currently contributions are allowed only to the pre-tax account. Subject to certain limitations and restrictions, the Plan permits participants to make rollover contributions from other plans qualified under Section 401(a) of the Code. The Plan, as amended December 17, 1998, suspends any contributions for compensation paid after December 30, 1998. In addition, no contribution of any rollover amount that had not been approved by the Administrative Committee prior to January 1, 1999 shall be permitted.

     The Company makes a dollar for dollar matching contribution to the Plan. Contributions in excess of 6% of each participant's pay are not included in this calculation of the Company contribution. Contributions are made in cash or Company stock with a market value equal to the Company contribution requirement. The Plan, as amended December 17, 1998, suspends any contributions of any matching amount with respect to compensation paid after December 30, 1998.

     In 1996, the Company introduced an age-related contribution referred to as the age-progressive contribution in the Plan. This age-related contribution is available for eligible participants in the Plan who have attained age 25 and are employed by the Company as of the last pay period each year. Employees not enrolled in the Plan that have completed one year of service or are age 35 or older are still eligible for the age-progressive contribution. If an investment election does not appear on file for eligible participants at the time the age-progressive contribution is made, the allocation is automatically invested in the PIMCO Total Return Investment Fund, Inc. The Plan, as amended December 17, 1998, suspends any age-progressive contributions for plan years beginning after December 31, 1998.

     Investment Funds

     Participants may direct their contributions into the ALLTEL Corporation Common Stock Fund (360 Communications Company Common Stock Fund prior to December 17, 1998), a Bond Fund invested in the PIMCO Total Return Investment Fund, Inc., and any of ten funds managed by Fidelity Investments consisting of the Equity Income Fund, Magellan Fund, Managed Income Fund, Over the Counter Fund, Overseas Fund, Freedom Income Fund, Freedom 2000 Fund, Freedom 2010 Fund, Freedom 2020 Fund, and the Freedom 2030 Fund. Company contributions are invested in the same investment funds as Plan participant contributions.

     Participants may redirect the funds in which their current contributions are invested each pay period. In addition, participants may also transfer existing balances between funds on any week day, except holidays when the New York Stock Exchange is closed. However, certain limitations do apply in that at no time can transfers be made directly or indirectly (within 90 days) from the Managed Income Fund to the PIMCO Total Return Investment Fund.

               360 COMMUNICATIONS COMPANY RETIREMENT SAVINGS PLAN
            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE



     2.  DESCRIPTION OF THE PLAN (continued)

     Vesting

     Participants are 100% vested in their participant contribution accounts at all times.

     Participants have an immediate 100% vested right to their Company contributions upon 5 or more years of continuous service with the Company. Earlier vesting may occur, if while an employee of the Company, a participant: (1) attains age 65, (2) incurs a permanent and total disability, (3) dies, or (4) receives approval of the Company's Board of Directors under certain circumstances.

     Terminating participants who do not meet these vesting guidelines forfeit the non-vested portion of the Company contribution. Such amounts are used to offset future Company contribution requirements.

     Effective September 11, 1998, participants that had not become fully vested in the Company contribution became fully vested and the contributions became non-forfeitable.

     Withdrawals

     Participants may withdraw the vested value of their account when they retire, terminate employment with the Company, reach age 59 1/2, meet "hardship" requirements defined in the Code, or become permanently and totally disabled. Withdrawals may also be made from the after-tax portion of their account and the vested portion of their Company contribution account that has been held by the Plan for two full calendar years following the year of contribution. These withdrawals may not be made more often than twice per year. The minimum withdrawal is the lesser of $1,000 or 50% of the amount that may be withdrawn.

     Participant Loans

     Participants may borrow the lower of (1) one-half of the total value of their vested account balance, (2) $50,000 reduced by the highest outstanding balance of the participant's loan from the Plan during the one year period ending on the date the loan is made, or (3) the total value of their pre-tax account. The minimum loan is $1,000. Participants may have no more than two loans outstanding from the Plan at a time. Amounts borrowed by participants must be repaid within 5 years and no sooner than 6 months. In the event that the proceeds of the loan are used to acquire a participant's principal residence, the maximum repayment period may be as much as 25 years. The interest rate charged on loans is set by the Administrative Committee.

     Participant Accounts

     A separate account is maintained for each participant in the Plan. Each participant's account is adjusted for (a) Company contributions made on behalf of the participant, (b) the participant's own contributions made to the Plan, including rollover contributions, (c) the participant's share of any investment income (losses), (d) withdrawals, (e) loans, (f) forfeitures of Company contributions due to the participant's withdrawal, and (g) transfers directed by the participant from one investment fund to another.

               360 COMMUNICATIONS COMPANY RETIREMENT SAVINGS PLAN
            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE



     2.  DESCRIPTION OF THE PLAN (continued)

     Plan Expenses

     Most administrative expenses are paid for by the Company. Mutual funds offered under the Plan incur fees related to their daily operations. These expenses are paid out of the Plan's mutual fund assets and are reflected in their share price or dividends; they are neither billed directly to participants nor deducted from their accounts. Certain administrative charges for employee loans are charged to participants with outstanding loans.

     3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of the significant accounting policies of the
     Plan:

     Valuation of Investments

     Investments of the Plan are valued at fair market value except the Managed Income Fund, which is valued at estimated fair value (contract value representing invested principal plus accrued interest thereon). The fair market value of the common stock and mutual funds is based on the value of the last reported sale on the last business day of the year. Loans to participants are valued at their principal balance.

     Interest

     Income from the investments is recorded as earned on an accrual basis.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

     Withdrawals

     Withdrawals, other than cash, are recorded at the fair market value of the assets on the date of distribution.

               360 COMMUNICATIONS COMPANY RETIREMENT SAVINGS PLAN
            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE



     4.  INVESTMENTS

     The following table presents the cost and fair value of Plan investments that represent 5% or more of the Plan's net assets available for benefits (in thousands):

                                                                August 1, 1999                December 31, 1998
                                                          -------------------------       ----------------------------
                                                            Cost       Fair Value           Cost          Fair Value
                                                          -------------------------       ----------------------------
     Investments at fair value as determined by
     quoted market price:
     Common stock:
         ALLTEL common stock                                $    -       $    -            $13,986          $25,420
     Mutual funds:
         Magellan Fund                                           -            -             16,165           20,419
         Equity Income Fund                                      -            -             15,176           17,666
         Over the Counter Fund                                   -            -              5,484            6,773
     Managed Income Fund                                         -            -             13,557           13,557
     PIMCO Total Return Investment Fund                          -            -              4,229            4,192

     5.  PLAN AMENDMENTS

     In connection with the merger, the Plan was amended to reflect the following changes:

     Amendment No. 4 to the Plan transitions the Company Stock (360 common stock) to ALLTEL common stock, par value $1.00 per share, as of December 17, 1998.

     Amendment No. 5 to the Plan allows participants in the Plan that had not become fully vested in the Company contribution prior to September 11, 1998 to become fully vested and the contributions become non-forfeitable as of the close of business on September 11, 1998. In addition, the amendment provides for the funding of the contribution through forfeitures, amounts contributed by the employers for such purpose, or if that is insufficient, by earnings or gains to the Plan.

     Amendment No. 6 to the Plan suspends the contributions and any matching amount for any compensation paid after December 30, 1998. In addition, no age-progressive contributions are permitted for plan years beginning after December 31, 1998.

     6.  INCOME TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated October 9, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan was designed and was operated in compliance with the applicable requirements of the Code.

     7.  RELATED PARTY TRANSACTIONS

     Certain Plan investments were shares of mutual funds managed by Fidelity Investments. Fidelity Investments was the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest. Fees paid by the Plan for the investment management services amounted to $17,000 for the period ended August 1, 1999.

                              SUPPLEMENTAL SCHEDULE

SCHEDULE I
                           360 COMMUNICATIONS COMPANY
                            RETIREMENT SAVINGS PLAN
                 Line 27d - Schedule of Reportable Transactions
                For the period January 1, 1999 to August 1, 1999
                  (In thousands, except number of transactions)


                                                                                                          Fair
                                   Number of          Purchase          Selling                          Market          Realized
Description of Assets            Transactions          Price             Price            Cost            Value         Gain/(Loss)
---------------------            ------------          -----             -----            ----            -----         -----------
Category (iii) = A series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year
*ALLTEL Corporation
     Common Stock Fund                136              $1,516           $     -         $ 1,516         $ 1,516            $     -
                                      131                   -            33,290          15,503          33,290             17,787

*Fidelity Magellan Fund               141               3,533                 -           3,533           3,533                  -
                                      132                   -            24,772          19,698          24,772              5,074

*Fidelity Equity Income Fund          132               1,334                 -           1,334           1,334                  -
                                      128                   -            20,374          16,510          20,374              3,864

*Fidelity Over the Counter Fund       127                 933                 -             933             933                  -
                                      112                   -             8,877           6,417           8,877              2,460

*Fidelity Managed Income Fund         132               3,612                 -           3,612           3,612                  -
                                      116                   -            17,170          17,170          17,170                  -

PIMCO Total Return
     Investment Fund                  130                 490                 -             490             490                  -
                                      122                   -             4,510           4,719           4,510               (209)

There were no category (i), (ii) or (iv) transactions during the year.


*Represents a Party-In-Interest